                                                                    EXHIBIT 99.1

                     THOMAS INDUSTRIES INC. LIGHTING GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                                                    YEARS ENDED DECEMBER 31,
                                                   ----------------------------
                                                     1997      1996      1995
                                                   --------  --------  --------
                                                         (IN THOUSANDS)
Net sales......................................... $374,065  $340,047  $332,842
Cost of products sold.............................  269,331   250,061   252,616
                                                   --------  --------  --------
Gross profit......................................  104,734    89,986    80,226
                                                   --------  --------  --------
Selling, general and administrative expenses......   89,328    79,804    74,995
Interest expense..................................    5,851     6,611     7,323
Interest income and other.........................     (733)     (377)      914
                                                   --------  --------  --------
                                                     94,446    86,038    83,232
                                                   --------  --------  --------
Income (loss) before income taxes.................   10,288     3,948    (3,006)
Income tax expense (benefit)......................    3,946     1,457      (564)
                                                   --------  --------  --------
Net income (loss)................................. $  6,342  $  2,491  $ (2,442)
                                                   ========  ========  ========




                            See accompanying notes.